Exhibit 99.1

Nuvve Provided Second Quarter 2021
Financial Update
Investor Conference Call to be Held Today at 4:30 PM Eastern Time (1:30 PM PT)
SAN DIEGO, August 12, 2021 /PRNewswire/— Nuvve Holding Corp. ("Nuvve") (Nasdaq: NVVE), a global technology leader accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) platform, today provided a second quarter 2021 update.
 Second Quarter Highlights and Recent Developments

•Advancing Fleet-as-a-Service (FaaS) offering which allows fleets to electrify transportation through a monthly leasing fee that includes V2G-compatible electric vehicles, V2G charging infrastructure, energy costs, and maintenance

•On August 4, 2021, completed formation of Levo Mobility LLC (Levo), a sustainable infrastructure joint venture with Stonepeak Partners LP that will provide up to $750 million to fund transactions with electric fleets that will utilize our technology

•Announced expanded partnership with Blue Bird Corporation, the leading American-made manufacturer of school buses, to utilize Levo’s Fleet-as-a-Service Leasing Model

•Announced partnership with Romeo Power, an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications, to help accelerate V2G integration for battery-electric commercial vehicles

•Robust pipeline activity across a broad range of customers and geographies

•Strong order backlog of $6.4 million, demonstrating strength of pipeline and customer commitments

•Cash and cash equivalents of $48.1 million, as of June 30, 2021
Management Discussion

Gregory Poilasne, chairman and chief executive officer of Nuvve, said, "We are encouraged by the strong customer demand we experienced in the second quarter leading to an increase in our backlog that we believe will drive revenue over time. The completion of the Levo joint venture with Stonepeak represents an important next step as we work with customers to lower the cost of electric vehicle ownership leveraging Nuvve’s differentiated technology. We are excited about our bright future and believe the steps we are taking will drive significant value for our customers, partners, and shareholders while supporting a more sustainable future.”

2021 Second Quarter Financial Review
Total revenue was $1.0 million for the three months ended June 30, 2021, compared to $0.5 million for the three months ended June 30, 2020, an increase of $0.5 million, or 111.9%. The increase is attributed to $0.7 million increase in products and services revenue, partially offset by a $0.2 million decrease in grants revenue.
Cost of product and service revenues primarily consisted of the cost of charging station goods sold. Cost of product and service revenues for the three months ended June 30, 2021, increased by $0.4 million, or 3,255.5%, primarily due to the sales of charging stations in the United States, with no similar activity in the comparable period. Product and services gross margin decreased by 27.4% to 52.7% from 80.1% compared to the same prior year period mostly due to unfavorable mix of products sold with lower gross margins.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses. Selling, general and administrative expenses were $5.3 million for the three months ended June 30, 2021 as compared to $0.9 million for the three months ended June 30, 2020, an increase of $4.4 million, or 506.6%. The increase was primarily attributable to an increase in compensation expenses, including share-based compensation, and professional fees which were associated with the completion of the Business Combination and the Company becoming a recapitalized publicly traded company in March 2021.
Research and development expenses increased by $1.0 million, or 153.8%, from $0.7 million for the three months ended June 30, 2020 to $1.7 million for the three months ended June 30, 2021. The increase was primarily attributable to an increase in compensation expenses and subcontractor expenses used to advance the Company's platform functionality and integration with more vehicles.
Other income (expense) increased by $0.1 million, from $0.03 million of other expense for the three months ended June 30, 2020 to $0.2 million in other expense for the three months ended June 30, 2021. The increase during the three months ended June 30, 2021 was primarily attributable to the interest expense on the convertible debenture, and the change in fair value of the private warrants liability, partially offset by the gains on the forgiveness write-off of the Payroll Protection Program loan.
Net loss increased by $5.1 million, or 487.0%, from $1.1 million for the three months ended June 30, 2020 to $6.2 million for the three months ended June 30, 2021. The increase in net loss was primarily due to increase in expenses of $5.3 million and increase in other expense of $0.1 million for the aforementioned reasons.
During the three months ended March 31, 2021, Nuvve raised net proceeds of $62.0 million from the Business combination and PIPE offering. As of June 30, 2021, Nuvve had a cash balance of $48.1 million.

Conference Call Details
The Company will hold a conference call to review its financial results for the second quarter of 2021, along with other company developments at 4:30 PM Eastern Time (1:30 PM PT) on Thursday, August 12, 2021.
To participate in this call, please dial (833) 974-2375 or (412) 317-5768, or listen via a live webcast, which is available in the Investors section of the Company's website at https://nuvve.com/investors/https://ir.infusystem.com/.
A replay of the call will be available by visiting https://nuvve.com/investors/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10158500.
About Nuvve Holding Corp.
Nuvve (Nasdaq: NVVE) is accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) technology. Its mission is to lower the cost of electric vehicle ownership while supporting the integration of renewable energy sources, including solar and wind. Nuvve's Grid Integrated Vehicle, GIVe™, platform is refueling the next generation of electric vehicle fleets through intelligent, bidirectional charging solutions. Since its founding in 2010, Nuvve has launched successful V2G projects on five continents and is deploying commercial services worldwide by developing partnerships with utilities, automakers, and electric vehicle fleets. Nuvve is headquartered in San Diego, California, and can be found online at www.nuvve.com.
Forward Looking Statements

The information in this press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Nuvve and Nuvve's strategy, future operations, estimated and projected financial performance, prospects, plans and objectives are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nuvve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. In addition, Nuvve cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) risks related to the rollout of Nuvve's business and the timing of expected business milestones; (ii) Nuvve's dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; (iii) Nuvve's ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Nuvve's accounting staffing levels; (iv) Nuvve's current dependence on sales of charging stations for most of its revenues; (v) any impact of the analysis of the accounting and reporting of warrants related to the extension of filing the Form 10-Q for the first quarter; (vi) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; (vii) potential adverse effects on Nuvve's backlog, revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by Nuvve; (viii) the effects of competition on Nuvve's future business; (ix) risks related to Nuvve's dependence on its intellectual property and the risk that Nuvve's technology could have undetected defects or errors; (x) the risk that we conduct a portion of our operations through a joint venture exposes us to risks and uncertainties, many of which are outside of our control; (xi) that our joint venture with Levo Mobility LLC may fail to generate the expected financial results, and the return may be insufficient to justify our investment of effort and/or funds; (xii) changes in applicable laws or regulations; (xiii) the COVID-19 pandemic and its effect directly on Nuvve and the economy generally; (xiv) risks related to disruption of management time from ongoing business operations due to our joint ventures; (xv) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; and (xvi) the possibility that Nuvve may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Registration Statement on Form S-1 filed by Nuvve with the Securities and Exchange Commission ("SEC") on March 25, 2021, and in the other reports that Nuvve has, and will file from time to time with the SEC. Nuvve's SEC filings are available publicly on the SEC's website at www.sec.gov.

Use of Projections
This press release contains projected financial information with respect to Nuvve. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.
Trademarks
This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.
Nuvve Investor Contact
Lytham Partners
Robert Blum or Joe Dorame
nuvve@lythampartners.com
+1 602 889 9700

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash	$48,062,996	$2,275,895
Restricted cash	380,000	—
Accounts receivable	1,138,649	999,897
Inventories	4,217,131	1,052,478
Security deposit, current	—	20,427
Prepaid expenses and other current assets	2,174,347	416,985
Total Current Assets	55,973,123	4,765,682
Property and equipment, net	103,385	95,231
Intangible assets, net	1,550,795	1,620,514
Investment	670,951	670,951
Right-of-use operating assets	5,253	—
Deferred financing costs	43,818,000	—
Security deposit, long-term	3,057	3,057
Total Assets	$102,124,564	$7,155,435

Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities
Accounts payable	$3,290,154	$2,960,249
Accrued expenses	2,283,634	585,396
Deferred revenue	502,368	196,446
Debt	—	4,294,054
Operating lease liabilities - current	5,406	—
Other liabilities	3,363	—
Total Current Liabilities	6,084,925	8,036,145

Warrants liability	1,183,000	—
Other long-term liabilities	26,614	—
Total Liabilities	7,294,539	8,036,145

Commitments and Contingencies - Note 14

Stockholders’ (Deficit) Equity
Convertible preferred stock, $0.0001 par value, zero and 30,000,000 shares authorized;zero and 16,789,088 shares issued and outstanding; aggregate liquidation preference of $0 and $12,156,676 at June 30, 2021 and December 31, 2020, respectively	—	1,679
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 and 30,000,000 shares authorized; 18,626,624 and 9,122,996 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1,863	2,616
Additional paid-in capital	126,816,249	19,650,659
Accumulated other comprehensive income (loss)	18,762	(77,841)
Accumulated deficit	(32,006,849)	(20,457,823)
Total Stockholders’ Equity (Deficit)	94,830,025	(880,710)
Total Liabilities and Stockholders’ Equity (Deficit)	$102,124,564	$7,155,435

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Products and services	$766,516	$54,325	$1,078,419	$360,046
Grants	214,814	408,818	701,943	1,048,427
Total revenue	981,330	463,143	1,780,362	1,408,473
Operating expenses
Cost of product and service revenue	362,658	10,808	489,886	33,204
Selling, general, and administrative	5,269,791	868,813	9,752,531	1,717,420
Research and development	1,689,245	665,460	2,952,195	1,207,085
Total operating expenses	7,321,694	1,545,081	13,194,612	2,957,709

Operating loss	(6,340,364)	(1,081,938)	(11,414,250)	(1,549,236)
Other income (expense)
Interest income (expense)	1,984	(5,455)	(595,565)	(7,330)
Change in fair value of conversion option on convertible notes	—	3,107	—	—
Change in fair value of warrants liability	(351,602)	—	70,228	—
Other, net	503,676	31,184	391,561	5,656
Total other (expense) income, net	154,058	28,836	(133,776)	(1,674)
Loss before taxes	(6,186,306)	(1,053,102)	(11,548,026)	(1,550,910)
Income tax (benefit) expense	1,000	1,000	1,000	1,000
Net loss attributable to common stockholders	$(6,187,306)	$(1,054,102)	$(11,549,026)	$(1,551,910)

Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.12)	$(0.79)	$(0.18)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	18,668,009	8,778,916	14,560,862	8,778,916

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(6,187,306)	$(1,054,102)	$(11,549,026)	$(1,551,910)
Other comprehensive (loss) income
Foreign currency translation adjustments, net of taxes	(20,146)	(38,190)	96,603	(11,409)
Comprehensive loss	$(6,207,452)	$(1,092,292)	$(11,452,423)	$(1,563,319)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net loss	$(11,549,026)	$(1,551,910)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	81,874	82,280
Share-based compensation	1,352,708	32,978
Beneficial conversion feature on convertible debenture	427,796	3,242
Accretion of discount on convertible debenture	116,147	—
Change in fair value of warrants liability	(70,228)	—
Loss on disposal of asset	1,381	—
Gain on extinguishment of PPP Loan	(492,100)	—
Noncash lease expense	(1,003)	—
Change in operating assets and liabilities
Accounts receivable	(139,140)	249,622
Inventory	(3,164,653)	24,200
Prepaid expenses	(2,209,159)	(47,579)
Accounts payable	330,890	191,493
Accrued expenses	1,595,165	14,690
Deferred revenue	305,922	266,844
Net cash used in operating activities	(13,413,426)	(734,140)
Investing activities
Proceeds from sale of property and equipment	7,969	—
Purchase of property and equipment	—	(22,504)
Net cash provided by investing activities	7,969	(22,504)
Financing activities
Proceeds from issuance of convertible notes	—	28,000
Proceeds from Newborn Escrow Account	58,184,461	—
Redemption of Newborn shares	(18,629)	—
Issuance costs related to reverse recapitalization and PIPE offering	(3,970,657)	—
Proceeds from PIPE offering	14,250,000	—
Repayment of Newborn sponsor loans	(487,500)	—
Repurchase of common stock from EDF	(6,000,000)	—
Newborn cash acquired	50,206	—
Purchase of stock from investor	(2,000,000)	—
Payment of financing costs	(531,527)	—
Payment of finance lease Obligations	(1,989)	—
Proceeds from PPP/EIDL Loan	—	642,000
Issuance of Common Stock	—	(3)
Repayment proceeds from shareholder loan	—	(75,000)
Proceeds from shareholder loan	—	75,000
Net cash provided by financing activities	59,474,365	669,997
Effect of exchange rate on cash	98,193	(11,454)
Net increase (decrease) in cash and restricted cash	46,167,101	(98,101)
Cash and restricted cash at beginning of year	2,275,895	326,703
Cash and restricted cash at end of period	$48,442,996	$228,602
Supplemental Disclosure of Noncash Financing Activity
Conversion of preferred stock to common stock	$1,679	$—
Conversion of debenture and accrued interest to common shares	$3,999,435	$—
Conversion of shares due to reverse recapitalization	$3,383	$—
Issuance of common stock for merger success fee	$2,085,299	$—
Non-cash merger transaction costs	$2,085,299	$—
Accrued transaction costs related to reverse recapitalization	$189,434	$—
Issuance of private warrants	$1,253,228	$—
Forgiveness of PPP Loan	$492,100	$—
Issuance of Stonepeak and Evolve warrants	$27,640,000	$—
Issuance of Stonepeak and Evolve options	$12,584,000	$—